UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 21, 2012
Date of report (date of earliest event reported)

Medley Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-35040	27-4576073
(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY

(Address of Principal Executive Offices)  (Zip Code)

(212) 759-0777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2012, Medley Capital Corporation (the “Company”) and U.S. Bank National Association (the “Trustee”) entered into a First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture dated February 7, 2012 between the Company and the Trustee (the “Indenture”) relating to the Company’s issuance, offer and sale of $40,000,000 aggregate principal amount of 7.125% senior notes due 2019 (the “Initial Notes”) and up to $6,000,000 aggregate principal amount of the Company’s 7.125% senior notes due 2019 (the “Optional Notes” and together with the Initial Notes, the “Notes”). On March 21, 2012, the Initial Notes were issued.

The Notes mature on March 30, 2019 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after March 30, 2015 at a redemption price of par plus accrued and unpaid interest.  The Notes bear interest at a rate of 7.125% per year payable quarterly on March 30, June 30, September 30 and December 30 of each year, commencing on June 30, 2012.

The Notes are the Company’s direct unsecured obligations and rank: (i) pari passu with all outstanding and future senior unsecured indebtedness; (ii) senior to any of our future indebtedness that expressly provides it is subordinated to the Notes; (iii) effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including without limitation, borrowings under our revolving credit facility; and (iv) structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including without limitation, the indebtedness of MOF I BDC LLC and Medley SBIC, L.P.

The Indenture, as supplemented by the First Supplemental Indenture, contains certain covenants including:

•	For the period of time during which the Notes are outstanding, the Company will not violate (regardless of whether it is subject to) Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) or any successor provisions. These provisions generally prohibit the Company from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowings.

•	For the period of time during which the Notes are outstanding, the Company will not violate (regardless of whether it is subject to) Section 18(a)(1)(B) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions. These provisions generally prohibit the Company from declaring any cash dividend or distribution upon any class of its capital stock, or purchasing any such capital stock if its asset coverage, as defined in the 1940 Act, is below 200% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase.

•	If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, to file any periodic reports with the Securities and Exchange Commission, the Company agrees to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, the Company’s audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than its fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles

These covenants are subject to important limitations and exceptions that are described in the Indenture. The Indenture provides for customary events of default and further provides that the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding series of Notes may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The Notes were sold pursuant to an underwriting agreement dated March 13, 2012 among the Company and MCC Advisors LLC, and Jefferies & Company, Inc. and Janney Montgomery Scott LLC, as representatives of the several underwriters named in the underwriting agreement. The Notes were offered and sold pursuant to the Company’s Registration Statement on Form N-2, as amended (File No. 333–179237) and the preliminary prospectus supplement filed with the Securities and Exchange Commission on March 12, 2012, as supplemented by the prospectus supplement dated March 13, 2012. The transaction closed on March 21, 2012.

The Company intends to use the net proceeds from the sale of the Notes to repay a portion of the outstanding indebtedness under its revolving credit facility and for general corporate purposes.

The foregoing descriptions of the Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the First Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

Number

1.	Indenture, dated as of February 7, 2012 (for senior debt securities) between the registrant and U.S. Bank National Association, as trustee; incorporated by reference to Exhibit 99.D.2 to the registrant’s Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-179237) filed on February 10, 2012.

2.	First Supplemental Indenture, dated March 21, 2012, between the registrant and U.S. Bank National Association, which includes the form of registered 7.125% Senior Note due 2019; incorporated by reference to Exhibit 99.D.4 to the registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-179237 filed on March 21, 2012).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: March 21, 2012	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer